Exhibit 10.26

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MASTER LEASE AGREEMENT

Dated As Of: April 28, 2006

This MASTER LEASE AGREEMENT is made and entered into by and between Chase Equipment Leasing Inc. (“Lessor”), an Ohio corporation, with its principal place of business at 1111 Polaris Parkway, Suite A3 (OH1-1085), Columbus, Ohio 43240 and the Lessee identified below:

Lessee Name:	AMEDICA CORP.

Lessee Address:	615 ARAPEEN DR STE 302
SALT LAKE CITY. UT 84108

Lessee Organization:	A Corporation organized under the laws of the State of DE

1. LEASE OF EQUIPMENT: Lessor leases to Lessee, and Lessee leases from Lessor, all the property described in the Lease Schedules which are signed from time to time by Lessor and Lessee.

2. CERTAIN DEFINITIONS: “Schedule” means each Lease Schedule signed by Lessee and Lessor which incorporates the terms of this Master Lease Agreement, together with all exhibits, riders, attachments and addenda thereto. “Equipment” means the property described in each Schedule, together with all attachments, additions, accessions, parts, repairs, improvements, replacements and substitutions thereto. “Lease”, “herein”, “hereunder”, “hereof’ and similar words mean this Master Lease Agreement and all Schedules, together with all exhibits, riders, attachments and addenda to any of the foregoing, as the same may from time to time be amended, modified or supplemented. “Prime Rate” means the prime rate of interest announced from time to time as the prime rate by JP Morgan Chase Bank, N.A. (or its successors or assigns); provided, that the parties acknowledge that the Prime Rate is not intended to be the lowest rate of interest charged by said bank in connection with extensions of credit. “Lien” means any security interest, lien, mortgage, pledge, encumbrance, judgment, execution, attachment, warrant, writ, levy, other judicial process or claim of any nature whatsoever by or of any person. “Fair Market Value” means the amount which would be paid for an item of Equipment by an informed and willing buyer (other than a used equipment or scrap dealer) and an informed and willing seller neither under a compulsion to buy or sell. “Lessor’s Cost” means the invoiced price of any item of Equipment plus any other cost to Lessor of acquiring an item of Equipment as set forth in the Schedule. “Other Credit Agreement” means any agreement applicable to Lessee or any Guarantor (as defined in Section 14 below) or by which Lessee or any Guarantor is bound involving a liability, indebtedness or performance obligation of Lessee or any Guarantor with a potential liability to Lessee or any Guarantor in an amount equal to or in excess of $50,000.00. All terms defined in the Lease are equally applicable to both the singular and plural form of such terms.

3. LEASE TERM AND RENT: The term of the lease of the Equipment described in each Schedule (“Lease Term”) commences on the date stated in the Schedule and continues for the term stated therein. As rent for the Equipment described in each Schedule, Lessee shall pay Lessor the rent payments and all other amounts stated in such Schedule, payable on the dates

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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specified therein. All payments due under the Lease shall be made in United States dollars at Lessors office stated in the opening paragraph or as otherwise directed by Lessor in writing. If any payment under the Lease is due on a day on which Lessor is not open for business, then such payment shall be due and payable on the next preceding day on which Lessor is open for business.

4. ORDERING, DELIVERY, REMOVAL AND INSPECTION OF EQUIPMENT: If an Event of Default occurs or if for any reason Lessee does not accept, or revokes its acceptance of, equipment covered by a purchase order or purchase contract or if any commitment or agreement of Lessor to lease equipment to Lessee expires, terminates or is otherwise cancelled, then automatically upon notice from Lessor, any purchase order or purchase contract and all obligations thereunder shall be assigned to Lessee and Lessee shall pay and perform all obligations thereunder. Lessee agrees to pay, defend, indemnify and hold Lessor harmless from any liabilities, obligations, claims, costs and expenses (including reasonable attorney fees and expenses) of whatever kind imposed on or asserted against Lessor in any way related to any purchase orders or purchase contracts. Lessee shall make all arrangements for, and Lessee shall pay all costs of, transportation, delivery, installation and testing of Equipment. The Equipment shall be delivered to Lessee’s premises stated in the applicable Schedule and shall not be removed without Lessor’s prior written consent. Lessor has the right upon reasonable notice to Lessee to inspect the Equipment wherever located. Lessor may enter upon any premises where Equipment is located and remove it immediately, without notice or liability to Lessee, upon the expiration or other termination of the Lease Term.

5. MAINTENANCE AND USE: Lessee agrees it will, at its sole expense: (a) repair and maintain the Equipment in good condition and working order and supply and install all replacement parts or other devices when required to so maintain the Equipment or when required by applicable law or regulation, which parts, or devices shall automatically become part of the Equipment; (b) use and operate the Equipment in a careful manner in the normal course of its business and only for the purposes for which it was designed in accordance with the manufacturer’s warranty requirements, and comply with all laws and regulations relating to the Equipment, and obtain all permits or licenses necessary to install, use or operate the Equipment; and (c) make no alterations, additions, subtractions, upgrades or improvements to the Equipment without Lessor’s prior written consent, but any such alterations, additions, upgrades or improvements shall automatically become part of the Equipment. The Equipment will not be used or located outside of the United States of America.

6. NET LEASE; NO EARLY TERMINATION: The Lease is a net lease. Lessee’s obligation to pay all rent and all other amounts payable under the Lease is absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character including, without limitation, (a) any setoff, claim, counterclaim, defense or reduction which Lessee may have at any time against Lessor or any other party for any reason, or (b) any defect in the condition, design or operation of, any lack of fitness for use of, any damage to or loss of, or any lack of maintenance or service for any of the Equipment. Each Schedule is a noncancelable lease of the Equipment described therein and Lessee’s obligation to pay rent and perform all other obligations thereunder and under the Lease are not subject to prepayment, cancellation or termination by Lessee for any reason.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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7. NO WARRANTIES BY LESSOR: LESSOR LEASES THE EQUIPMENT AS-IS, WHERE-IS, AND WITH ALL FAULTS. LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY KIND AS TO THE EQUIPMENT INCLUDING, WITHOUT LIMITATION: ITS MERCHANTABILITY; ITS FITNESS FOR ANY PARTICULAR PURPOSE; ITS DESIGN, CONDITION, QUALITY, CAPACITY, DURABILITY, CAPABILITY, SUITABILITY OR WORKMANSHIP; ITS NON-INTERFERENCE WITH OR NON-INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT; OR ITS COMPLIANCE WITH ANY LAW, RULE, SPECIFICATION, PURCHASE ORDER OR CONTRACT PERTAINING THERETO. Lessor hereby assigns to Lessee the benefit of any assignable manufacturer’s or supplier’s warranties, but Lessor, at Lessee’s written request, will cooperate with Lessee in pursuing any remedies Lessee may have under such warranties. Any action taken with regard to warranty claims against any manufacturer or supplier by Lessee will be at Lessee’s sole expense. LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND AS TO THE FINANCIAL CONDITION OR FINANCIAL STATEMENTS OF ANY PARTY OR AS TO THE TAX OR ACCOUNTING TREATMENT OR CONSEQUENCES OF THE LEASE, THE EQUIPMENT OR THE RENT PAYMENTS.

8. INSURANCE: Lessee at its sole expense shall at all times keep each item of Equipment insured against all risks of loss or damage from every cause whatsoever for an amount not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 9(b) below) of such item of Equipment. Lessee at its sole expense shall at all times carry public liability and third party property damage insurance in amounts satisfactory to Lessor (but in no event less than $5,000,000.00) protecting Lessee and Lessor from liabilities for injuries to persons and damage to property of others relating in any way to the Equipment. All insurers shall be reasonably satisfactory to Lessor. Lessee shall deliver to Lessor satisfactory evidence of such coverage prior to and during the Lease Term of each Schedule. Proceeds of any insurance covering damage or loss of the Equipment shall be payable to Lessor as loss payee and shall be applied as set forth in Section 9 below). Proceeds of any public liability or third party property insurance shall be payable first to Lessor as additional insured to the extent of its liability, then to Lessee. If an Event of Default occurs and is continuing, then Lessee automatically appoints Lessor as Lessee’s attorney-in-fact with full power and authority in the place of Lessee and in the name of Lessee or Lessor to make claim for, receive payment of, and sign and endorse all documents, checks or drafts for loss or damage under any such policy. Each insurance policy will require that the insurer give Lessor at least 30 days prior written notice of any cancellation of such policy and will require that Lessor’s interests remain insured regardless of any act, error, omission, neglect or misrepresentation of Lessee. In the event that any policies insuring against liability risks described above shall now or hereafter provide coverage on a “claims made” basis, Lessee shall continue to maintain such policies in effect for a period of not less than three years after the expiration of the Lease Term of any Schedules. The insurance maintained by Lessee shall be primary without any right of contribution from insurance which may be maintained by Lessor.

9. LOSS AND DAMAGE: (a) Lessee bears the entire risk of loss, theft, damage or destruction of Equipment in whole or in part from any reason whatsoever (“Casualty Loss”). No Casualty Loss to Equipment shall relieve Lessee from the obligation to pay rent or from any other obligation under the Lease. In the event of Casualty Loss to any item of Equipment, Lessee

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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shall immediately notify Lessor of the same and Lessee shall, if so directed by Lessor, immediately repair the same. If Lessor determines that any item of Equipment has suffered a Casualty Loss beyond repair (“Lost Equipment”), then Lessee, at the option of Lessor, shall: (1) immediately replace the Lost Equipment with similar equipment in good repair, condition and working order free and clear of any Liens and deliver to Lessor a bill of sale covering the replacement equipment, in which event such replacement equipment shall automatically be Equipment under the Lease; or (2) on the rent payment date which is at least 30 but no more than 60 days after the date of the Casualty Loss, pay to Lessor all accrued and unpaid rent, late charges and other amounts due under the Lease on or before such rent payment date plus the Stipulated Loss Value for such Lost Equipment as of the date the Stipulated Loss Value payment is due. Upon payment by Lessee of all amounts due under the above clause (2), the lease of the Lost Equipment will terminate and Lessor shall transfer to Lessee all of Lessor’s right, title and interest in such Equipment on an “as-is, where-is” basis with all faults, without recourse and without representation or warranty of any kind, express or implied.

(b) “Stipulated Loss Value” of any item of Equipment during its Lease Term equals the Stipulated Loss Value of the Equipment as set forth in its Schedule. If the Stipulated Loss Value of any item of Equipment is not set forth in its Schedule, then the Stipulated Loss Value shall be equal to 102% of the present value discounted in arrears to the applicable date at the applicable SLV Discount Rate of (1) the remaining rents and all other amounts [including, without limitation, any balloon payment and, as to a terminal rental adjustment clause (“TRAC”) lease, the TRAC value stated in the Schedule, and any other payments required to be paid by Lessee at the end of the applicable Lease Term] payable under the Lease for such item on and after such date to the end of the applicable Lease Term and (2) an amount equal to the Economic Value of the Equipment. For any item of Equipment, “Economic Value” means the Fair Market Value of the Equipment at the end of the applicable Lease Term as originally anticipated by Lessor at the Commencement Date of the applicable Schedule; provided, that Lessee agrees that such value shall be determined by the books of Lessor as of the Commencement Date of the applicable Schedule. After the payment of all rent due under the applicable Schedule and the expiration of the Lease Term of any item of Equipment, the Stipulated Loss Value of such item equals the Economic Value of such item. Stipulated Loss Value shall also include any Taxes payable by Lessor in connection with its receipt thereof. For any item of Equipment, “SLV Discount Rate” means an interest rate equal to LIBOR in effect on the Commencement Date of the Schedule for such item. “LIBOR” means the London Interbank Offered Rate for 30 day loans as published in the Wall Street Journal on the applicable date; provided that if the Wall Street Journal is not published on a particular day, the rate shall be as published in the most recently preceding published Wall Street Journal or, if the Wall Street Journal has stopped publishing 30-day LIBOR or if the Wall Street Journal has stopped publishing 30-day LIBOR on at least a monthly basis, in a comparable publication as reasonably determined by Lessor.

10. TAX BENEFITS INDEMNITY: (a) The Lease has been entered into on the basis that Lessor shall be entitled to such deductions, credits and other tax benefits as are provided by federal, state and local income tax law to an owner of the Equipment (the “Tax Benefits”) including, without limitation: (1) modified accelerated cost recovery deductions on each item of Equipment under Section 168 of the Code (as defined below) in an amount determined commencing with the taxable year in which the Commencement Date of the applicable Schedule occurs, using the maximum allowable depreciation method available under

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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Section 168 of the Code, using a recovery period (as defined in Section 168 of the Code) reasonably determined by Lessor, and using an initial adjusted basis which is equal to the Lessor’s Cost of such item; (2) amortization of the expenses paid by Lessor in connection with the Lease on a straight-line basis over the term of the applicable Schedule; and (3) Lessor’s federal taxable income will be subject to the maximum rate on corporations in effect under the Code as of the Commencement Date of the applicable Schedule.

(b) If on any one or more occasions (1) Lessor shall lose, shall not have or shall lose the right to claim all or any part of the Tax Benefits, (2) there shall be reduced, disallowed, recalculated or recaptured all or any part of the Tax Benefits, or (3) all or any part of the Tax Benefits is reduced by a change in law or regulation (each of the events described in subparagraphs 1, 2 or 3 of this paragraph (b) will be referred to as a “Tax Loss”), then, upon 30 days written notice by Lessor to Lessee that a Tax Loss has occurred, Lessee shall pay Lessor an amount which, in the reasonable opinion of Lessor and after the deduction of all taxes required to be paid by Lessor with respect to the receipt of such amount, will provide Lessor with the same after-tax net economic yield which was originally anticipated by Lessor as of the Commencement Date of the applicable Schedule.

(c) A Tax Loss shall occur upon the earliest of. (1) the happening of any event (such as disposition or change in use of an item of Equipment) which may cause such Tax Loss; (2) Lessor’s payment to the applicable taxing authority of the tax increase resulting from such Tax Loss; or (3) the adjustment of Lessor’s tax return to reflect such Tax Loss.

(d) Lessor shall not be entitled to payment under this section for any Tax Loss caused solely by one or more of the following events: (1) a disqualifying sale or disposition of an item of Equipment by Lessor prior to any Event of Default by Lessee; (2) Lessor’s failure to timely or properly claim the Tax Benefits in Lessor’s tax return; (3) a disqualifying change in the nature of Lessor’s business or liquidation thereof; (4) a foreclosure by any person holding through Lessor a security interest on an item of Equipment which foreclosure results solely from an act of Lessor; or (5) Lessor’s failure to have sufficient taxable income or tax liability to utilize the Tax Benefits.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended. For the purposes of this section 10, the term “Lessor” shall include any affiliate group (within the meaning of section 1504 of the Code) of which Lessor is a member for any year in which a consolidated income tax return is filed for such affiliated group. Lessee’s obligations under this section shall survive the expiration, cancellation or termination of the Lease.

11. GENERAL TAX INDEMNITY: Lessee will pay, and will defend, indemnify and hold Lessor harmless on an after-tax basis from, any and all Taxes (as defined below) and related audit and contest expenses on or relating to (a) any of the Equipment, (b) the Lease, (c) purchase, acceptance, ownership, lease, possession, use, operation, transportation, return or other disposition of any of the Equipment, and (d) rentals or earnings relating to any of the Equipment or the Lease. “Taxes” means present and future taxes or other governmental charges that are not based on the net income of Lessor, whether they are assessed to or payable by Lessee or Lessor, including, without limitation (i) sales, use, excise, licensing, registration, titling, franchise, business and occupation, gross receipts, stamp and personal property taxes, (ii) levies, imposts, duties, assessments, charges and withholdings, (iii) penalties, fines, and additions to tax and (iv)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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interest on any of the foregoing. Unless Lessor elects otherwise in a writing sent to Lessee, Lessor will prepare and file all reports and returns relating to any Taxes and will pay all Taxes to the appropriate taxing authority. Lessee will reimburse Lessor for all such payments promptly on request. On or after any applicable assessment/levy/lien date for any personal property Taxes relating to any Equipment, Lessee agrees that upon Lessor’s request Lessee shall pay to Lessor the personal property Taxes which Lessor reasonably anticipates will be due, assessed, levied or otherwise imposed on any Equipment during its Lease Term. If Lessor elects in a writing sent to Lessee, Lessee will itself prepare and file all such reports and returns, pay all such Taxes directly to the taxing authority, and send Lessor evidence thereof. Lessee’s obligations under this section shall survive the expiration, cancellation or termination of the Lease.

12. GENERAL INDEMNITY: Lessee assumes all risk and liability for, and shall defend, indemnify and keep Lessor harmless on an after-tax basis from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable attorney fees and expenses, of whatsoever kind and nature imposed on, incurred by or asserted against Lessor, in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, possession, use, selection, delivery, lease, operation, condition, sale, return or other disposition of the Equipment or any part thereof (including, without limitation, any claim for latent or other defects, whether or not discoverable by Lessee or any other person, any claim for negligence, tort or strict liability, any claim under any environmental protection or hazardous waste law and any claim for patent, trademark or copyright infringement). Lessee will not indemnify Lessor under this section for loss or liability arising from events which occur after the Equipment has been returned to Lessor or for loss or liability caused directly and solely by the gross negligence or willful misconduct of Lessor. In this section, “Lessor” also includes any director, officer, employee, agent, successor or assign of Lessor. Lessee’s obligations under this section shall survive the expiration, cancellation or termination of the Lease.

13. PERSONAL PROPERTY: Lessee represents and agrees that the Equipment is, and shall at all times remain, separately identifiable personal property. Upon Lessor’s request, Lessee shall furnish Lessor a landlord’s and/or mortgagee’s waiver and consent to remove all Equipment. Lessor may display notice of its interest in the Equipment by any reasonable identification. Lessee shall not alter or deface any such indicia of Lessor’s interest.

14. DEFAULT: Each of the following events shall constitute an Event of Default under the Lease: (a) Lessee fails to pay any rent or other amount due under the Lease within 10 days of its due date; or (b) Lessee fails to perform or observe any of its obligations in Sections 8, 18, or 22 hereof; or (c) Lessee fails to perform or observe any of its other obligations in the Lease for more than 30 days after Lessor notifies Lessee of such failure; or (d) Lessee or any Guarantor fails to pay or perform or observe any term, covenant (including, but not limited to, any financial covenant), agreement or condition contained in, or there shall occur any payment or other default under or as defined in, any loan, credit agreement, extension of credit or lease in which Lessor or any subsidiary (direct or indirect) of JP Morgan Chase & Co. (or its successors or assigns) is the lender, creditor or lessor (each an “Affiliate Credit Agreement”) which shall not be remedied within the period of time (if any) within which such Affiliate Credit Agreement permits such default to be remedied; or (e) any statement, representation or warranty made by Lessee in the Lease, in any Schedule or in any document, certificate or financial statement in

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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connection with the Lease proves at anytime to have been untrue or misleading in any material respect as of the time when made; or (f) Lessee or any Guarantor becomes insolvent or bankrupt, or admits its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for, institutes or consents to the appointment of a receiver, trustee or similar official for it or any substantial part of its property or any such official is appointed without its consent, or applies for, institutes or consents to any bankruptcy, insolvency, reorganization, debt moratorium, liquidation or similar proceeding relating to it or any substantial part of its property under the laws of any jurisdiction or any such proceeding is instituted against it without stay or dismissal for more than 60 days, or it commences any act amounting to a business failure or a winding up of its affairs, or it ceases to do business as a going concern; or (g) with respect to any guaranty, letter of credit, pledge agreement, security agreement, mortgage, deed of trust, debt subordination agreement or other credit enhancement or credit support agreement (whether now existing or hereafter arising) signed or issued by any party (each a “Guarantor”) in connection with all or any part of Lessee’s obligations under the Lease, the Guarantor defaults in its obligations thereunder or any such agreement shall cease to be in full force and effect or shall be declared to be null, void, invalid or unenforceable by the Guarantor; or (h) Lessee or any Guarantor fails to pay or perform or observe any term, covenant (including, but not limited to, any financial covenant), agreement or condition contained in, or there shall occur any payment or other default under or as defined in any Other Credit Agreement which shall not be remedied within the period of time (if any) within which such Other Credit Agreement permits such default to be remedied, regardless of whether such default is waived by any other party to such Other Agreement or such default produces or results in the cancellation of such Other Credit Agreement or the acceleration of the liability, indebtedness or other obligation under such Other Credit Agreement; or (i) Lessee or any Guarantor shall suffer the loss of any material license or franchise when Lessor shall reasonably conclude that such loss fairly impairs Lessee’s or such Guarantor’s ability to perform its obligations required hereunder or with respect hereto; or (j) Lessee or any Guarantor shall fail to pay any final judgment forth the payment of money in an amount equal to or in excess of $50,000.00; or (k) there shall occur in Lessor’s reasonable opinion any material adverse change in the financial condition, business or operations of Lessee or any Guarantor.

15. REMEDIES: If any Event of Default exists, Lessor may exercise in any order one or more of the remedies described in the lettered subparagraphs of this section, and Lessee shall perform its obligations imposed thereby:

(a) Lessor may require Lessee to return any or all Equipment as provided in the Lease.

(b) Lessor or its agent may repossess any or all Equipment wherever found, may enter the premises where the Equipment is located and disconnect, render unusable and remove it, may demand that Lessee cease using the Equipment, and may use such premises without charge to store or show the Equipment for sale for up to 90 days.

(c) Lessor may sell any or all Equipment at public or private sale, with or without advertisement or publication, may re-lease or otherwise dispose of it or may use, hold or keep it.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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(d) Lessor may require Lessee to pay to Lessor on a demand date specified by Lessor, with respect to any or all Equipment (i) all accrued and unpaid rent, late charges and other amounts due under the Lease on or before such demand date, plus (ii) as liquidated damages for loss of a bargain and not as a penalty, and in lieu of any further payments of rent, the Stipulated Loss Value of the Equipment on such demand date, plus (iii) interest at the Overdue Rate on the total of the foregoing from the demand date to the date of payment. “Overdue Rate” means an interest rate per annum equal to the higher of 18% or 2% over the Prime Rate over the Prime Rate, but not to exceed the highest rate permitted by applicable law. The parties acknowledge that the foregoing money damage calculation reasonably reflects Lessor’s anticipated loss with respect to the Equipment and the related Lease resulting from the Event of Default. If an Event of Default under section 14(f) of this Master Lease Agreement exists, then Lessee will be automatically liable to pay Lessor the foregoing amounts as of the next rent payment date unless Lessor otherwise elects in writing.

(e) Lessee shall pay all costs, expenses and damages incurred by Lessor because of the Event of Default or its actions under this section, including, without limitation any collection agency and/or attorney fees and expenses, and any costs related to the repossession, safekeeping, storage, repair, reconditioning or disposition of the Equipment.

(f) Lessor may terminate the Lease and/or any or all Schedules, may sue to enforce Lessee’s performance of its obligations under the Lease and/or may exercise any other right or remedy then available to Lessor at law or in equity.

Except as otherwise expressly required by Section 14 hereof or by applicable law, Lessor is not required to take any legal process or give Lessee any notice before exercising any of the above remedies. None of the above remedies is exclusive, but each is cumulative and in addition to any other remedy available to Lessor. Lessor’s exercise of one or more remedies shall not preclude its exercise of any other remedy. No action taken by Lessor shall release Lessee from any of its obligations to Lessor. No delay or failure on the part of Lessor to exercise any right hereunder shall operate as a waiver thereof, nor as an acquiescence in any Event of Default, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right. After any Event of Default, Lessors acceptance of any payment by Lessee under the Lease shall not constitute a waiver by Lessor of such Event of Default, regardless of Lessor’s knowledge or lack of knowledge at the time of such payment, and shall not constitute a reinstatement of the Lease if the Lease has been declared in default by Lessor, unless Lessor has agreed in writing to reinstate the Lease and to waive the Event of Default.

If Lessor actually repossesses any Equipment, then it will use commercially reasonable efforts under the then current circumstances to attempt to mitigate its damages; provided, that Lessor shall not be required to sell, re-lease or otherwise dispose of any Equipment prior to Lessor enforcing any of the remedies described above. Lessor may sell or re-lease the Equipment in any manner it chooses, free and clear of any claims or rights of Lessee and without any duty to account to Lessee with respect thereto except as provided below. If Lessor actually sells or re-leases the Equipment, it will credit the net proceeds of any sale of the Equipment, or the net present value (discounted at the then current Prime Rate) of the rents payable under any new lease of the Equipment, against and up to (but not exceeding) the Stipulated Loss Value of the Equipment and any other amounts Lessee owes Lessor, or will reimburse Lessee for and up to (but not exceeding) Lessee’s payment thereof. The term “net” as used above shall mean such amount after deducting the costs and expenses described in clause (e) above of this section.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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16. LESSOR’S RIGHT TO PERFORM: If Lessee fails to make any payment under the Lease or fails to perform any of its other agreements in the Lease (including, without limitation, its agreement to provide insurance coverage as stated in the Lease), Lessor may itself make such payment or perform such agreement, and the amount of such payment and the amount of the expenses of Lessor incurred in connection with such payment or performance shall be deemed to be additional rent, payable by Lessee on demand.

17. FINANCIAL AND OTHER REPORTS: Lessee agrees to furnish to Lessor: (a) annual audited financial statements setting forth the financial condition and results of operation of Lessee (financial statements shall include balance sheet, income statement and statement of cash flows and all notes and auditor’s report thereto) within 120 days of the end of each fiscal year of Lessee; (b) Quarterly financial statements setting forth the financial condition and results of operation of Lessee within 45 days of the end of each of the first three fiscal quarters of Lessee; (c) Monthly Bank and marketable securities statements within five days of receipt: and (d) such other financial information as Lessor may from time to time reasonably request including, without limitation, financial reports filed by Lessee with federal or state regulatory agencies. All such financial information shall be prepared in accordance with generally accepted accounting principles on a basis consistently applied. Lessee will promptly notify Lessor in writing with full details if any event occurs or any condition exists which constitutes, or which but for a requirement of lapse of time or giving of notice or both would constitute, an Event of Default under the Lease or which might materially and adversely affect the financial condition or operations of Lessee or any affiliate of Lessee. Lessee will promptly notify Lessor in writing of the commencement of any litigation. to which Lessee or any of its subsidiaries or affiliates may be a party (except for litigation in which Lessee’s or the affiliate’s contingent liability is fully covered by insurance) which, if decided adversely to Lessee would adversely affect or impair the title of Lessor to the Equipment or which, if decided adversely to Lessee would materially adversely affect the business operations or financial condition of Lessee. Lessee will immediately notify Lessor, in writing, of any judgment against Lessee if such judgment would have the effect described in the preceding sentence.

18. NO CHANGES IN LESSEE; FINANCIAL COVENANTS: Lessee shall not: (a) liquidate, dissolve or suspend its business; (b) sell, transfer or otherwise dispose of all or a majority of its assets, except that Lessee may sell its inventory in the ordinary course of its business; (c) enter into any merger, consolidation or similar reorganization unless it is the surviving company; (d) transfer all or any substantial part of its operations or assets outside of the United States of America; or (e) without 30 days advance written notice to Lessor, change its name, state of incorporation or organization, or chief place of business. There shall be no transfer of more than a 25% ownership interest in Lessee or any covenants of Lessee and any Guarantor under any Affiliate Credit Agreement shall remain fully applicable to Lessee and any Guarantor (as the case may be) and shall not be violated by Lessee or any Guarantor (as the case may be) at any time. If for any reason whatsoever an Affiliate Credit Agreement is canceled, discharged or otherwise terminated and if no other Affiliate Credit Agreement remains in effect as to Lessee or any Guarantor, then, automatically and without any action by Lessor or any other party, all financial covenants which are in effect as of the date immediately prior to the cancellation,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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discharge or termination of such Affiliate Credit Agreement shall remain in full force and effect, shall be incorporated in this Master Lease by reference, and shall be made a part of this Master Lease.

19. LATE CHARGES: If any rent or other amount payable under the Lease is not paid within 5 days of its due date, then as compensation for the administration and enforcement of Lessee’s obligation to make timely payments, Lessee shall pay with respect to each overdue payment on demand an amount equal to the greater of fifteen dollars ($15.00) or five percent (5%) of the each overdue payment (but not to exceed the highest late charge permitted by applicable law) plus any collection agency fees and expenses. The failure of Lessor to collect any late charge will not constitute a waiver of Lessors right with respect thereto.

20. NOTICES; POWER OF ATTORNEY: (a) Service of all notices under the Lease shall be sufficient if given personally or couriered or mailed to the party involved at its respective address set forth herein or at such other address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective three days after deposit in the United States mail with postage prepaid. Notice by overnight courier shall be deemed given and received on the date scheduled for delivery. (b) With respect to any power of attorney covered by the Lease, the powers conferred on Lessor thereby: are powers coupled with an interest; are irrevocable; are solely to protect Lessor’s interests under the Lease; and do not impose any duty on Lessor to exercise such powers. Lessor shall be accountable solely for amounts it actually receives as a result of its exercise of such powers.

21. ASSIGNMENT BY LESSOR: Lessor and any assignee of Lessor, with or without notice to or consent of Lessee, may sell, assign, transfer or grant a security interest in all or any part of Lessor’s rights, obligations, title or interest in the Equipment, the Lease, any Schedule or the amounts payable under the Lease or any Schedule to any entity (a “transferee”). The transferee shall succeed to all of Lessor’s rights in respect to the Lease as assigned to said transferee (including, without limitation, all rights to insurance and indemnity protection described in the Lease). Lessee agrees to sign any acknowledgement and other documents reasonably requested by Lessor or the transferee in connection with any such transfer transaction. Lessee, upon receiving notice of any such transfer transaction, shall comply with the terms and conditions thereof. Lessee agrees that it shall not assert against any transferee any claim, defense, setoff, deduction or counterclaim which Lessee may now or hereafter be entitled to assert against Lessor. Unless otherwise agreed in writing, the transfer transaction shall not relieve Lessor of any of its obligations to Lessee under the Lease and Lessee agrees that the transfer transaction shall not be construed as being an assumption of such obligations by the transferee. Lessee agrees that Lessor may provide lease information and financial information about Lessee on a confidential basis to any prospective transferee.

22. NO ASSIGNMENT, SUBLEASE OR LIEN BY LESSEE: LESSEE SHALL NOT, DIRECTLY OR INDIRECTLY, (a) MORTGAGE, ASSIGN, SELL, TRANSFER, OR OTHERWISE DISPOSE OF THE LEASE OR ANY INTEREST THEREIN OR THE EQUIPMENT OR ANY PART THEREOF, OR (b) SUBLEASE, RENT, LEND OR TRANSFER POSSESSION OR USE OF THE EQUIPMENT OR ANY PART THEREOF TO ANY PARTY, OR (c) CREATE, INCUR, GRANT, ASSUME OR ALLOW TO EXIST ANY LIEN ON THE LEASE, ANY SCHEDULE, THE EQUIPMENT OR ANY PART THEREOF.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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23. EXPIRATION OF LEASE TERM: (a) At least 90 days (or earlier if otherwise specified), but no more than 270 days prior to expiration of the Lease Term of each Schedule, Lessee shall give Lessor written notice of its electing one of the following options for all (but not less than all) of the Equipment covered by such Schedule: return the Equipment under clause (b) below; or purchase the Equipment under clause (c) below. The election of an option shall be irrevocable. If Lessee fails to give timely notice of its election, then (i) Lessee shall be deemed to have elected to return the Equipment to Lessor at the end of the original Lease Term or, if elected by Lessor under clause (ii) of this sentence, the Extended Lease Term, and (ii) Lessor, at its option, may extend the Lease Term for an additional three months (“Extended Lease Term”) and all provisions of the Lease shall remain in full force and effect during the Extended Lease Term including, without limitation, obligations to pay rent and insure the Equipment.

(b) If Lessee elects or is deemed to have elected to return the Equipment at the expiration of the Lease Term of a Schedule or if Lessee is obligated at any time to return the Equipment, then Lessee shall, at its sole expense and risk, reinstall, disassemble, pack, crate, insure and return the Equipment to Lessor (all in accordance with applicable industry standards) at any location in the continental United States of America selected by Lessor. The Equipment shall be in the same condition as when received by Lessee, reasonable wear, tear and depreciation resulting from normal and proper use excepted (and, if applicable, in the condition set forth in the Lease or the Schedule), shall be in good operating order and maintenance as required by the Lease, shall be certified as being eligible for any available manufacturer’s maintenance program, shall be free and clear of any Liens as required by the Lease, shall comply with all applicable laws and regulations and shall include all manuals, specifications, repair and maintenance records and similar documents. Until Equipment is returned as required above, all provisions of the Lease shall remain in full force and effect including, without limitation, obligations to pay rent and insure the Equipment; provided, that the Lease Term of the lease of the Equipment covered by such Schedule shall be month-to-month or such shorter period as may be specified by Lessor:

(c) If Lessee gives Lessor timely notice of its election to purchase Equipment, then on the expiration date of the applicable Schedule Lessee shall purchase all (but not less than all) of the Equipment and shall pay to Lessor the Fair Market Value of the Equipment plus all Taxes (other than income taxes on Lessor’s gains on such sales, costs and expenses incurred or paid by Lessor in connection with such sale plus all accrued but unpaid amounts due with respect to the Equipment and/or the Schedule. The Stipulated Loss Value or Economic Value of any item of Equipment shall have no bearing or influence on the determination of Fair Market Value under this clause (c). Upon payment in full of the above amounts, and if no Event of Default has occurred and is continuing under the Lease, Lessor shall transfer title to such Equipment to Lessee “as-is, where-is” with all faults and without recourse to Lessor and without any representation or warranty of any kind whatsoever by Lessor, express or implied.

(d) For purposes of the purchase option of the Lease, the determination of the Fair Market Value of any Equipment shall be determined (1) without deducting any costs of dismantling or removal from the location of use, (2) on the assumptions that the Equipment is in the better of its then current condition or the condition required by the applicable return and maintenance provisions of the Lease and that the Equipment is free and clear of any Liens as required by the Lease, and (3) by mutual agreement of Lessee and Lessor or, if Lessor and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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Lessee are not able to agree on such value, by the Appraisal Procedure. “Appraisal Procedure” means the determination of Fair Market Value by an independent appraiser acceptable to Lessor and Lessee, or, if the parties are unable to agree on an acceptable appraiser, by averaging the valuation (disregarding the One which differs the most from the other two) of three independent appraisers, the first appointed by Lessor, the second appointed by Lessee and the third appointed by the first two appraisers. Lessee, at its sole expense, shall pay all fees, costs and expenses of the above described appraisers.

24. GOVERNING LAW: THE INTERPRETATION, CONSTRUCTION AND VALIDITY OF THE LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OHIO WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS. WITH RESPECT TO ANYACTION BROUGHT BY LESSOR AGAINST LESSEE TO ENFORCE ANY TERM OF THE LEASE, LESSEE HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN OHIO, WHERE LESSOR HAS ITS PRINCIPAL PLACE OF BUSINESS AND WHERE PAYMENTS ARE TO BE MADE BY LESSEE.

25. MISCELLANEOUS: (a) Subject to the limitations herein, the Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns. (b) This Master Lease Agreement and each Schedule may be executed in any number of counterparts, which together shall constitute a single instrument. If more than one counterpart of each Schedule is executed by Lessee and Lessor, then only one may be marked “Lessor’s Original” by Lessor. A security interest in any Schedule may be created through transfer and possession only of: the sole original of said Schedule if there is only one original; or the counterpart marked “Lessor’s Original” if there are multiple counterparts of said Schedule. (c) Section and paragraph headings in this Master Lease Agreement and the Schedules are for convenience only and have no independent meaning. (d) The terms of the Lease shall be severable and if any term thereof is declared unconscionable, invalid, illegal or void, in whole or in part, the decision so holding shall not be construed as impairing the other terms of the Lease and the Lease shall continue in full force and effect as if such invalid, illegal, void or unconscionable term were not originally included herein. (e) All indemnity obligations of Lessee under the Lease and all rights, benefits and protections provided to Lessor by warranty disclaimers shall survive the cancellation, expiration or termination of the Lease. (f) Neither party hereto shall be liable to other party hereto for any indirect, consequential or special damages for any reason whatsoever. (g) Each payment made by Lessee shall be applied by Lessor in such manner as Lessor determines in its discretion which may include, without limitation, application as follows: first, to accrued late charges; second, to accrued rent; and third, the balance to any other amounts then due and payable by Lessee under the Lease. (h) If the Lease is signed by more than one Lessee, each of such Lessees shall be jointly and severally liable for payment and performance of all of Lessee’s obligations under the Lease. (i) In order to secure all obligations of Lessee under the Lease, Lessee assigns and grants to Lessor a security interest in: all rights, powers and privileges of Lessee under any sublease of any Equipment hereafter authorized in writing by Lessor, and all funds, balances, accounts, proceeds of collateral and/or other property of any kind of Lessee or in which Lessee has an interest now or hereafter in the possession, custody, or control of Lessor or JP Morgan Chase Bank, N.A. and any of its direct or indirect affiliates and subsidiaries, including, without limitation, J.P. Morgan Securities Inc.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

26. GOVERNMENT REGULATION. Lessee shall not (a) be or become subject, at any time, to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lessor from making any advance or extension of credit to Lessee or from otherwise conducting business with Lessee or (b) fail to provide documentary and other evidence of Lessee’s identity as may be requested by Lessor at any time to enable Lessor to verify Lessee’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

27. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Lessee pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Lessee: When Lessee opens an account, if Lessee is an individual, Lessor will ask for Lessee’s name, tax payer identification number, residential address, date of birth, and other information that will allow Lessor to identify Lessee, and if Lessee is not an individual, Lessor will ask for Lessee’s name, taxpayer identification number, business address, and other information that will allow Lessor to identify Lessee. Lessor may also ask, if Lessee is an individual, to see Lessee’s driver’s license or other identifying documents, and if Lessee is not an individual, to see Lessee’s legal organizational documents or other identifying documents.

28. REPRESENTATIONS AND WARRANTIES: Lessee represents and warrants to Lessor in connection with each Schedule that (a) Lessee is a corporation, limited liability company, partnership or proprietorship as stated at the outset of the Master Lease duly organized, validly existing and in good standing under the laws of the state of its organization as stated at the outset of the Master Lease and Lessee is qualified to do business and is in good standing under the laws of each other state in which the Equipment is or will be located; (b) Lessee’s name as set forth at the outset of this Master Lease is its complete and correct legal name as indicated in the public records of Lessee’s state of organization; (c) Lessee has full power, authority and legal right to sign, deliver and perform the Master Lease, the Schedule and all related documents and such actions have been duly authorized by all necessary corporate, company, partnership or proprietorship action; (d) the Master Lease, the Schedule and each related document has been duly signed and delivered by Lessee and each such document constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms; (e) there is no litigation or other proceeding pending, or to the best of the Lessee’s knowledge, threatened against or affecting Lessee which, if decided adversely to Lessee, would adversely affect, impair or encumber the interest of Lessor in the Equipment or would materially adversely affect the business operations or financial condition of Lessee; (f) all balance sheets, income statements and other financial data that have been delivered to Lessor (or JP Morgan Chase Bank, N.A.) with respect to Lessee are complete and correct in all material respects, fairly

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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present the financial condition of Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with generally accepted accounting principles consistently applied, (g) there has been no material adverse change in the condition of Lessee, financial or otherwise since the date of the most recent financial statements delivered to Lessor (or JP Morgan Chase Bank, N.A.), and (h) Lessee’s organizational number assigned to Lessee by the state of its organization is correctly stated below Lessee’s signature.

29. ENTIRE AGREEMENT: THE LEASE REPRESENTS THE FINAL, COMPLETE AND ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO. THERE ARE NO ORAL OR UNWRITTEN AGREEMENTS OR UNDERSTANDINGS AFFECTING THE LEASE OR THE EQUIPMENT. Lessee agrees that Lessor is not the agent of any manufacturer or supplier, that no manufacturer or supplier is an agent of Lessor, and that any representation, warranty or agreement made by manufacturer, supplier or by their employees, sales representatives or agents shall not be binding on Lessor.

30. JURY WAIVER: ALL PARTIES TO THIS MASTER LEASE AGREEMENT WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS MASTER LEASE AGREEMENT.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Master Lease Agreement as of the date first written above.

AMEDICA CORP.		CHASE EQUIPMENT LEASING INC.
(Lessee)		(Lessee)

By:	/s/ Eugene B. Jones	By:	/s/ Mary Short
Title:	V.P. Finance/CFO	Title	Funding Manager
State Organization #: 50688051423
Witness: /s/ Michael John

Regardless of any prior, present or future oral agreement or course of dealing, no term or condition of the Lease may be amended, modified, waived, discharged, cancelled or terminated except by a written instrument signed by the party to be bound; except Lessee authorizes Lessor to complete the Acceptance Date of each Schedule and the serial numbers of any Equipment.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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AMEDICA CORP.
(Lessee)

By:	/s/ Eugene B. Jones
Title:	V.P. Finance/CFO
Witness: /s/ Michael John

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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LEASE SCHEDULE NO. 1000130440	FINANCING LEASE
(Fixed Contract Rate & Per Diem Interim)

Master Lease Agreement dated 04/28/2006

Lessor: CHASE EQUIPMENT LEASING INC.

Lessee: AMEDICA CORP.

1.	GENERAL. This Lease Schedule is signed and delivered under the Master Lease Agreement identified above, as amended from time to time (“Master Lease”), between Lessee and Lessor. The Master Lease is incorporated herein by reference as if set forth at length and Lessee and Lessor confirm that all terms and conditions of the Master Lease remain in full force and effect, except as specifically set forth herein to the contrary. Unless otherwise defined herein. capitalized terms defined in the Master Lease will have the same meanings when used in this Schedule.

2.	FINANCING; EQUIPMENT DESCRIPTION. Lessor finances for Lessee, and Lessee finances with Lessor, all of the property (“Equipment”) described in Schedule A-1 attached hereto (and Lessee represents that all Equipment is new unless specifically identified as used). Lessee irrevocably and unconditionally agrees that the Equipment is and will be used at all times solely for commercial purposes, and not for personal, family or household purposes.

3.	AMOUNT FINANCED:

Equipment Cost Financed:	$1,621,898.12
Set-Up/Filing Fee:	$500.00
Miscellaneous:
Sales Tax:	$0.00
Total Amount Financed:	$1,622,398.12

4.	FINANCING TERM. The total Lease Term consists of the Interim Term plus the Base Term. The Interim Term begins on the date that Lessor accepts this Schedule as stated below Lessor’s signature (“Acceptance Date”) and continues up to the Commencement Date. The Base Term of this Schedule shall be 42 months and the Base Term shall commence on Acceptance Date (“Commencement Date”).

5.	INSTALLMENT PAYMENTS AND FEES. The Total Amount Financed stated above in this Schedule is the original principal amount financed under this Schedule. Lessee agrees to repay said principal amount with interest during the Lease Term by Lessee’s payment to Lessor of all amounts stated below on the due dates stated below. There shall be added to each installment payment all applicable Taxes as in effect from time to time.

(a)	During the Lease Term, the above Total Amount Financed shall bear interest at the rate of 9.09% per annum (the “Contract Rate). Interest shaft be calculated on the basis of a 360-day year and twelve 30-day months.

(b)	For the Interim Term, Lessee shall pay to Lessor on the Commencement Date an

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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amount equal to one-thirtieth (1/30th) of the Installment Payment multiplied by the number of days in the Interim Term. “Installment Payment” means the total of all installment payments due and payable during the Base Term divided by the number of months in the Base Term.

(c)	During the Base Term, Lessee shall pay to Lessor installment payments in the amounts and according to the timing set forth below, provided however, that notwithstanding the following, the final installment payment due hereunder shall be equal to the remaining principal balance due and payable hereunder together with all accrued interest and fees.

(1)	Amount of each installment payment during the Base Term (including principal and interest):

42 Monthly	$45,243.54

(2)	Frequency of installment payments during the Base Term: Monthly

(3)	Timing of installment payments during the Base Term: In Arrears

(d)	Lessee shall pay Lessor a Set-Up/Filing Fee as follows:

(1)	$ .00 shall be paid on the Acceptance Date, or

(2)	$ 500.00 has been included in the above Amount Financed of the Equipment.

6.	SECURITY INTEREST. This Schedule is intended to be a secured debt financing transaction, not a true lease. See Paragraph 7 below regarding Lessee’s ownership of the Equipment. As collateral security for payment and performance of all Secured Obligations (defined in Paragraph 8 below) and to induce Lessor to extend credit from time to time to Lessee (under the Lease or otherwise), Lessee hereby grants to Lessor a first priority security interest in all of Lessee’s right, title and interest in the Equipment, whether now existing or hereafter acquired, and in all Proceeds (defined in Paragraph 8 below).

7.	TITLE TO EQUIPMENT; FIRST PRIORITY LIEN. Lessee represents, warrants and agrees: that Lessee currently is the lawful owner of the Equipment; that good and marketable title to the Equipment shall remain with Lessee at all times; that Lessee has granted to Lessor a first priority secunty interest in the Equipment and all Proceeds; and that the Equipment and all Proceeds are, and at all times shall be, free and clear of any Liens other than Lessor’s security interest therein. Lessee at its sole expense will protect and defend Lessors first priority security interest in the Equipment against all claims and demands whatsoever.

8.	CERTAIN DEFINITIONS. “Secured Obligations” means (a) all payments and other obligations of Lessee under or in connection with this Schedule, and (b) all payments and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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other obligations of Lessee (whether now existing or hereafter incurred) under or in connection with the Master Lease and all present and future Lease Schedules thereto, and (c) all other leases, indebtedness, liabilities and/or obligations of any kind (whether now existing or hereafter incurred, absolute or contingent, direct or indirect) of Lessee to Lessor. “Proceeds” means at cash and non-cash proceeds of the Equipment including, without limitation, proceeds of insurance, indemnities and/or warranties.

9.	AMENDMENTS TO MASTER LEASE. For purposes of this Schedule only, Lessee and Lessor agree to amend the Master Lease as follows: (a) public liability or third party property insurance as described in the second sentence of Section 8 of the Master Lease will not be required; (b) the definition of “Stipulated Loss Value” in clause (b) of Section 9 of the Master Lease is deleted and replaced by Paragraph 10 below; (c) the text of Section 10 of the Master Lease is deleted in its entirety; (d) Subsections 23(a), 23(c) and 23(d) of the Master Lease are deleted; (e) subsection 23(b) of the Master Lease will apply only if an event of default occurs; and (f) all references in the Lease as it relates to this Schedule to “Lessee” and “Lessor” shall be changed to “Borrower” and “Lender” respectively.

10.	STIPULATED LOSS VALUE. For purposes of this Schedule only, the “Stipulated Loss Value” of any item of Equipment during its Lease Term is equal to 102% of the remaining principal balance due and payable by Lessee under this Schedule as of the date specified by Lessor for payment thereof; provided, that the foregoing calculation shall not exceed the maximum amount which may be collected by Lessor from Lessee under applicable law in connection with enforcement of Lessor’s rights under this Schedule and the Master Lease to the extent it relates to this Schedule.

11.	LESSEE TO PAY ALL TAXES. For purposes of this Schedule and its Equipment only: Lessee, as the owner of the Equipment, shall pay any and all Taxes relating to this Schedule and its Equipment directly to the applicable taxing authority; Lessee shall prepare and file all reports or returns concerning any such Taxes as may be required by applicable law or regulation (provided, that Lessor shall not be identified as the owner of the Equipment in such reports or returns); and Lessee shall, upon Lessor’s request, send Lessor evidence of payment of such Taxes and copies of any such reports or returns.

12.	CONDITIONS. No financing of Equipment under this Schedule shall be binding on Lessor, and Lessor shall have no obligation to disburse funds for the purchase of any Equipment, unless: (a) Lessor has received evidence of all required insurance; (b) in Lessor’s sole judgment, there has been no material adverse change in the financial condition or business of Lessee or any Guarantor; (c) Lessee has signed and delivered to Lessor this Schedule, which must be satisfactory to Lessor, and Lessor has signed and accepted this Schedule; (d) no change in the Code or any regulation thereunder, which in Lessor’s sole judgment would adversely affect the economics to Lessor of the financing transaction, shall have occurred or shall appear to be imminent; (e) Lessor has received, in form and substance satisfactory to Lessor, such other documents and information as Lessor shall reasonably request; and (f) Lessee has satisfied all other reasonable conditions established by Lessor.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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13.	OTHER DOCUMENTS: EXPENSES: Lessee agrees to sign and deliver to Lessor any additional documents deemed desirable by Lessor to effect the terms of the Master Lease or this Schedule including, without limitation, Uniform Commercial Code financing statements which Lessor is authorized to fife with the appropriate filing officers. Lessee hereby irrevocably appoints Lessor as Lessee’s attorney-in-fact with full power and authority in the place of Lessee and in the name of Lessee to prepare, sign, amend, file or record any Uniform Commercial Code financing statements or other documents deemed desirable by Lessor to perfect, establish or give notice of Lessor’s interests in the Equipment or in any collateral as to which Lessee has granted Lessor a security interest. Lessee shall pay upon Lessor’s written request any actual out-of-pocket costs and expenses, paid or incurred by Lessor in connection with the above terms of this section or the funding and closing of this Schedule.

14.	GOVERNMENT REGULATION: Lessee shall not (a) be or become subject, at any time, to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lessor from making any advance or extension of credit to Lessee or from otherwise conducting business with Lessee or (b) fail to provide documentary and other evidence of Lessee’s identity as may be requested by Lessor at any time to enable Lessor to verify Lessee’s identity or to comply wilh any applicable law or regulation, including. without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

15.	USA PATRIOT ACT NOTIFICATION: The following notification is provided to Lessee pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Lessee: When Lessee opens an account, if Lessee is an individual, Lessor will ask for Lessee’s name, tax payer identification number, residential address, date of birth, and other information that will allow Lessor to identify Lessee, and if Lessee is not an individual, Lessor will ask for Lessee’s name, taxpayer identification number, business address, and other information that will allow Lessor to identify Lessee. Lessor may also ask, if Lessee is an individual, to see Lessee’s driver’s license or other identifying documents, and if Lessee is not an individual, to see Lessee’s legal organizational documents or other identifying documents.

16.

PURCHASE ORDERS AND ACCEPTANCE OF EQUIPMENT. Lessee agrees that (i) Lessor has not selected, manufactured, sold or supplied any of the Equipment, (ii) Lessee has selected all of the Equipment and its suppliers, and (iii) Lessee has received a copy of, and approved, the purchase orders or purchase contracts for the Equipment. AS BETWEEN LESSEE AND LESSOR, LESSEE AGREES THAT: (a) LESSEE HAS RECEIVED, INSPECTED AND APPROVED ALL OF THE EQUIPMENT; (b)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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ALL EQUIPMENT IS IN GOOD WORKING ORDER AND COMPLIES WITH ALL PURCHASE ORDERS AND PURCHASE CONTRACTS AND ALL APPLICABLE SPECIFICATIONS; (c) LESSEE IRREVOCABLY ACCEPTS ALL EQUIPMENT FOR PURPOSES OF THE LEASE “AS-IS, WHERE-IS” WITH ALL FAULTS; AND (d) LESSEE UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO REVOKE ITS ACCEPTANCE OF THE EQUIPMENT.

LESSEE HAS READ AND UNDERSTOOD ALL OF THE TERMS OF THIS SCHEDULE. LESSEE AGREES THAT THERE ARE NO ORAL OR UNWRITTEN AGREEMENTS WITH LESSOR REGARDING THE EQUIPMENT OR THIS SCHEDULE.

AMEDICA CORP.		CHASE EQUIPMENT LEASING INC.
(Lessee)		(Lessor)

By:	/s/ Ashok Khandkar	By:	/s/ Mary Short
Title:	CEO	Title:	Funding Manager
Witness: /s/ Reyn Gallacher		Acceptance Date: January 29, 2007

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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Chase Equipment Leasing Inc.

SCHEDULE A-I EQUIPMENT LEASED HEREUNDER

QUANTITY	DESCRIPTION	PAGE

ALL PROPERTY DESCRIBED IN THE INVOICES IDENTIFIED BELOW, WHICH PROPERTY MAY BE GENERALLY DESCRIBED AS MANUFACTURING EQUIPMENT.

EQUIPMENT COST:	$1,621,898.12
EQUIPMENT LOCATION:	560 ARAPEEN DRIVE SUITE 100 SALT LAKE CITY, UT 84108 SALT LAKE COUNTY

VENDOR	INVOICE #	$ AMOUNT
[************]	[************]	[************]
[************]	[************]	[************]
[************]	[************]	[************]
[************]	[************]	[************]
[************]	[************]	[************]
[************]	[************]	[************]
[************]	[************]	[************]
[************]	[************]	[************]
[************]	[************]	[************]

EQUIPMENT LOCATION:	615 ARAPEEN DRIVE SUITE 302 SALT LAKE CITY, UT 84108 SALT LAKE COUNTY

[************]	[************]	[************]

TOGETHER WITH ALL ATTACHMENTS, ADDITIONS, ACCESSIONS, PARTS, REPAIRS, IMPROVEMENTS, REPLACEMENTS AND SUBSTITUTIONS THERETO.

This Schedule A-1 is attached to and made a part of Lease Number 1000130440 and constitutes a true and accurate description of the equipment.

Lessee:	AMEDICA CORP.

By:	/s/ Ashok Khandkar
Date:	January 26, 2007

Scheda-1.057

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

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PREPAYMENT SCHEDULE ADDENDUM

(For a Financing Lease Schedule)

(Lockout Period & Break Funding Premium)

Dated As Of January 26, 2007

Lease Schedule No. 1000130400

Lessee: AMEDICA CORP.

Reference is made to the above Lease Schedule (“Schedule”) and to the Master Lease Agreement (“Master Lease”) identified in the Schedule, which are by and between CHASE EQUIPMENT LEASING INC. (“Lessor”) and the above lessee (“Lessee”). As used herein: “Lease” shall mean the Schedule and the Master Lease, but only to the extent that the Master Lease relates to the Schedule. This Schedule Addendum amends and supplements the terms and conditions of the Lease. Unless otherwise defined herein, capitalized terms defined in the Lease shall have the same meaning when used herein. Solely for purposes of the Schedule, Lessor and Lessee agree as follows:

1. Notwithstanding anything to the contrary herein or in the Schedule, Lessee and Lessor agree that Lessee shall not exercise its prepayment rights under this Addendum prior to the end of the Lock-Out Period specified below.

Lock-Out Period: the first 12 months of the Base Term of the Schedule

2. Notwithstanding anything to the contrary in the Lease, Lessee and Lessor agree that so long as no Event of Default has occurred and continues under the Lease and so long as Lessee gives Lessor at least 20 days prior written notice (the “Notice Period”) and so long as the above Lock-Out Period has expired, Lessee may elect to prepay its obligations under the Schedule by paying to Lessor on the installment payment date (a “Prepayment Date”) following the Notice Period the total of the following (the “Prepayment Amount”): (a) all accrued installment payments, interest, Taxes, late charges and other amounts then due and payable under the Lease; plus (b) the remaining principal balance payable by Lessee under the Schedule as of said Prepayment Date.

3. In addition to the prepayment amounts required by paragraph 2 above, Lessee shall also pay to Lessor a break funding premium equal to the amount, if any, by which (i) the present value of all Remaining Payments (as defined below) discounted to the Prepayment Date at a rate equal to the Interest Rate Swap rate having a term to maturity nearest to the remaining Average Life (as defined below) of the Schedule as reported on the Federal Reserve H.15 report as of the business day preceding the Prepayment Date exceeds (ii) the present value of all Remaining Payments discounted to the Prepayment Date at a rate equal to the Interest Rate Swap rate having a term to maturity nearest to the original Average Life of the Schedule as reported on the Federal Reserve H.15 report as of the Commencement Date of the Schedule. “Remaining Payments” means all remaining installment payments and all other amounts (including, without limitation, any balloon payment and any other payments required to be paid by Lessee at the end of the Base Term of the Schedule) payable under the Schedule after such Prepayment Date to the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

end of the Base Term of the Schedule. “Average Life” means the average duration of the original or remaining (as the case may be) principal payments included in the installment payments and any balloon payment payable under the Schedule weighted by the amount of the principal payments. If the Federal Reserve Board ceases publication of Interest Rate Swap rates in its Federal Reserve H.15 report or a similar report, then Lessor shall select an alternate publication for interest rate swap information in its reasonable discretion.

4. Except as expressly amended or supplemented by this Addendum and other instruments signed by Lessor and Lessee, the Lease remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.

AMEDICA CORP. (Lessee)		CHASE EQUIPMENT LEASING INC. (Lessor)

By:	/s/ Ashok Khandkar	By:	/s/ Mary Short
Title:	CEO	Title:	Funding Manager

(prepay-CSA-lockout & break funding premium 5.06)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.